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                                                                   Exhibit 10.46

                                  PARAVANT INC.

                        SETTLEMENT AGREEMENT AND RELEASE

        This Settlement Agreement and Release ("Agreement") is made and entered into as of April 30, 1999, by and among Paravant Inc., a Florida corporation ("Paravant"), and Signal Technology Laboratories, Incorporated, an Ohio corporation ("STL"), James E. Clifford ("Clifford"), Edward W. Stefanko ("Stefanko"), C. David Lambertson ("Lambertson"), C. Hyland Schooley ("Schooley"), Peter Oberbeck ("Oberbeck") and Leo S. Torresani ("Torresani") (Clifford, Stefanko, Lambertson, Schooley, Oberbeck and Torresani are collectively referred to herein as the "Shareholders"). Paravant, STL and the Shareholders are collectively referred to herein as the "Parties".

BACKGROUND

        Paravant, STL, the Shareholders and certain other parties entered into an Acquisition Agreement dated as of March 31, 1998, as amended (the "Acquisition Agreement") and a Closing Agreement dated as of October 1, 1998 (the "Closing Agreement"). The Parties have had a dispute under the Acquisition Agreement and the Closing Agreement with respect to the size of the STL backlog as of October 1, 1998 described in Section 2(i)(a) of the Closing Agreement and certain other matters. The Parties desire to settle all such disputes upon the terms and subject to the conditions described in this Agreement. Accordingly, in consideration of the premises and the mutual promises, terms, and conditions herein made, the Parties, intending to be legally bound, agree as follows:

TERMS

    1. STL Backlog Determination. The Parties hereby agree that notwithstanding any provisions of the Acquisition Agreement and the Closing Agreement that may otherwise appear to be or be interpreted to be to the contrary, the STL backlog as of October 1, 1998, as described in Section 2(i)(a) of the Closing Agreement, shall be deemed by reason of this Agreement to be and have been $12,813,561 for all purposes related to the Acquisition Agreement and the Closing Agreement and for all other purposes, including but not limited to closing the transactions contemplated by the Acquisition Agreement and the Closing Agreement and determining the payment of and entitlement to the results of completion of such backlog (notwithstanding the results determined in accordance with percentage of completion accounting). The Parties acknowledge and agree that such STL backlog amount shall be used to calculate the two percent (2%) discount retained by STL pursuant to the Acquisition Agreement.

    2. Release by STL and Shareholders. In exchange for the consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, each of STL and the Shareholders, on behalf of themselves, their heirs, legal representatives, executors, administrators, successors, assigns, parent, affiliated and subsidiary companies, and their officers, directors and shareholders, do hereby remise, release, acquit and forever discharge Paravant, its subsidiary and affiliated companies and their officers, directors, shareholders, successors and assigns ("Releasees"), of and from any and all actions and causes of action, suits, covenants, claims, contracts, controversies, agreements, promises, liabilities,





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obligations, guarantees, indemnities, variances, damages, debts, sums of money, accounts, reckonings, bonds, bills, trespasses, executions, judgments, defenses and demands whatsoever, whether the same be liquidated or unliquidated, contingent or fixed, matured or unmatured, determined or undetermined, whether past or present, whether the same be at law or in equity, and whether or not well-founded in fact or in law, which each such Party, its heirs, legal representatives, executors, administrators, successors, assigns, parent, affiliated and subsidiary companies, and their officers, directors and shareholders, ever had, now have or may have had against Releasees arising out of or related to the Acquisition Agreement and the Closing Agreement and of which such Party had knowledge prior to the date of this Agreement and which was communicated to Paravant in writing by or on behalf of such Party, except that, other than to the extent, if any, that the STL backlog determination may affect the calculation of the Cash Earn-Out (as defined in the Acquisition Agreement), such release shall not affect any rights of STL or the Shareholders (i) with respect to the Cash Earn-Out and (ii) which have not accrued as of the date of this Agreement, nor does this Agreement, except as set forth herein, waive or alter any other rights and obligations of any Party set forth in the Acquisition Agreement or the Closing Agreement.

    3. Waiver of Notice and Meeting Participation by Board Members. Each of Clifford, Stefanko and Schooley, in his capacity as a member of the Board of Directors of Paravant, hereby waives notice of and the right to attend and participate in the meeting of the Board of Directors held on March 30, 1999, at which meeting the Board of Directors of Paravant authorized this Agreement.

    4. Representations and Warranties of STL and Shareholders. Each of STL and the Shareholders represents, warrants and agrees as follows:

    (a) Such Party has the legal capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    (b) The execution, delivery and performance by STL of this Agreement and any related documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of STL.

    (c) This Agreement is valid and binding upon such Party and enforceable, in accordance with its terms, against such Party, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

    (d) Such Party is not aware of any actions and causes of action, suits, covenants, claims, contracts, controversies, agreements, promises, liabilities, obligations, guarantees, indemnities, variances, damages, debts, sums of money, accounts, reckonings, bonds, bills, trespasses, executions, judgments, defenses and demands whatsoever that such Party ever had, now have or may have had against Paravant, its subsidiary and affiliated companies and their officers, directors, shareholders, successors and assigns arising out of or related to the Acquisition Agreement and the Closing Agreement prior to the date of this Agreement except as previously communicated in writing to Paravant by or on behalf of such Party.




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    5. Representations and Warranties of Paravant. Paravant represents, warrants and agrees as follows:

    (a) The execution, delivery and performance by Paravant of this Agreement and any related documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of Paravant.

    (b) This Agreement is valid and binding upon Paravant and enforceable, in accordance with its terms, against Paravant, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

    6. Dispute Resolution.

    (a) Any claim or dispute between STL and/or the Shareholders on one side and Paravant on the other side arising out of or in connection with this Agreement, the Acquisition Agreement or the Closing Agreement or any alleged breach hereof or thereof (a "Claim") (but specifically excluding any claim or dispute arising out of or in connection with the promissory notes issued pursuant to the Acquisition Agreement or the employment agreements entered into pursuant to the Acquisition Agreement) shall be submitted in writing for resolution to the Chief Executive Officer of Paravant and a representative designated by STL, who shall exchange information within 15 business days of such submission and shall use their best efforts to seek in good faith to negotiate a mutually acceptable settlement, which shall include exchanges of written positions, basis and documentation thereof, and face-to-face discussions with the stated intent to resolve any such matters.

    (b) Any Claim not settled by the Parties within 90 days after written notice of the Claim is first given by any Party shall be finally settled by arbitration under the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered in such arbitration may be entered in any state or federal court of competent jurisdiction; provided, however, that if a Party does not negotiate in good faith during such 90 day period, the other Party may request that such arbitration commence prior to the expiration of such period, and the arbitrator shall not delay such commencement if it determines that such Party failed to negotiate in good faith. The arbitration shall be conducted in Atlanta, Georgia.

    (c) The arbitration shall be conducted by a single arbitrator (the "Arbitrator") to be selected by the Parties. If the Parties are unable to agree on an Arbitrator, then each Party will select a representative within 15 days, and those representatives shall select the Arbitrator within 15 days after their appointment. For the purposes of this Section 6(c), STL and the Shareholders shall be deemed a single Party. The Arbitrator shall be compensated at his or her normal hourly or per diem rates for all time spent in connection with the arbitration proceeding, and, pending final award, appropriate compensation and expenses shall be advanced equally by the Parties.

    (d) The Arbitrator shall determine the rights, remedies and obligations of the parties according to the laws of the State of Florida. The Florida Rules of Evidence and Civil Procedure shall apply to the arbitration hearing. The pre-trial discovery procedures of Rule 26(a) and (f) of the Federal Rules of Civil Procedure shall apply to the arbitration, with all disclosures to be made within 30 days after the





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written notice of Claim is first given by any Party. All privileges recognized by Florida law shall apply to the arbitration.

    (e) The arbitration hearing shall be held not later than 120 days after the appointment of the Arbitrator. The Arbitrator shall render the final award not later than 20 days after the closing of the arbitration hearing. The Arbitrator shall award to the prevailing party in such arbitration recovery of all of its costs and expenses incurred in ascertaining, preparing to enforce and enforcing such party's rights, including the arbitrator's compensation and the other expenses of the arbitration, reasonable experts' fees and attorneys' fees, costs and expenses; provided, however, that the Arbitrator may allocate any or all of such costs and expenses among the Parties based on its consideration of their good faith efforts to negotiate a settlement under Section 6(a) above.

    (f) Except as required by law, all arbitration proceedings under this
Section 6 shall be confidential, and the Arbitrator may issue appropriate orders to safeguard confidential information. Except as required by law or to permit a court of competent jurisdiction to enter judgment upon the award rendered in the arbitration, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of any arbitration without the consent of the other Parties.

    (g) Notwithstanding anything to the contrary in this Section 6, any Party may seek immediate injunctive or other interim relief or other equitable remedies in any state or federal court of competent jurisdiction without resort to arbitration as necessary to prevent breaches of this Agreement, the Acquisition Agreement and the Closing Agreement and to enforce specifically this Agreement, the Acquisition Agreement and the Closing Agreement, in addition to any other remedy to which such Party may be entitled at law or in equity.

    (h) Any Party may make service on the other Parties by sending or delivering a copy of the process to the Party to be served in accordance with Section 8 below. Nothing in this Section 6(h) shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

    (i) Notwithstanding any other provision of this Section 6, in the event of any claim or dispute between STL and/or the Shareholders on one side and Paravant on the other side arising out of or in connection with the Cash Earn-Out, the Parties agree that (A) to the extent that the amount of any Cash Earn-Out is not in dispute, Paravant shall pay such amount pursuant to the terms of the Acquisition Agreement without delay, and (B) any award by the Arbitrator of the amount of the Cash Earn-Out in dispute to the Shareholders shall include interest thereon through the date of payment at the prime rate published in the Wall Street Journal.

    7. Further Assurances. The Parties agree that, from time to time hereafter and upon request, each of them will execute, acknowledge and deliver such other instruments as may be reasonably required to more effectively carry out the terms and conditions of this Agreement.

    8. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via overnight delivery,





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commercial courier or telecopier, directed to the address of the Party as set forth in the Acquisition Agreement.

    9. Entire Agreement. This Agreement (which includes the schedules and exhibits hereto) sets forth the Parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented, or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, change, or waiver is sought.

    10. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred without the prior written consent of the other Parties.

    11. Construction of Agreement. The section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the context in which the words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. References to any gender shall include any other gender that may be applicable in the circumstances. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted.

    12. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

    13. Expenses. Each Party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, legal and accounting fees and expenses.

    14. Counterparts. This Agreement may be executed in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement via telephone facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

    15. Governing Law. The validity, interpretation, and enforcement of this Agreement, of the rights and obligations of the Parties hereto, and of the other documents delivered in connection herewith shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

    16. Attorneys' Fees. In the event of litigation that relates to or arises from this Agreement or any of the terms contained herein, the prevailing Party shall be entitled to reimbursement by the non-prevailing Party(ies) for attorneys' fees and costs, including fees and costs at the appellate level, that were incurred by the prevailing Party.





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    17. Construction. As used herein, unless the context otherwise requires: (i)
references to "Article" or "Section" are to an article or section hereof; (ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and schedules attached hereto and are incorporated herein by reference and made a part hereof;
(iii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the table of contents, captions and other headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit, or affect the interpretation of any of the terms, meaning or provisions hereof.

        IN WITNESS WHEREOF, as of date first above written, the Parties have duly executed this Agreement.

                                            Paravant Inc.

                                            By:       /s/ William R. Craven
                                               _________________________________
                                               William R. Craven
                                               Executive Vice President


                                            Signal Technology Laboratories, Inc.


                                            By:       /s/ C. Hyland Schooley
                                               _________________________________
                                               C. Hyland Schooley, President


                                                     /s/ James E. Clifford
                                            ____________________________________
                                            James E. Clifford


                                                     /s/ Edward W. Stefanko
                                            ____________________________________
                                            Edward W. Stefanko


                                                     /s/ C. David Lambertson
                                            ____________________________________
                                            C. David Lambertson


                                                     /s/ C. Hyland Schooley
                                            ____________________________________
                                            C. Hyland Schooley


                                                     /s/ Peter Oberbeck
                                            ____________________________________
                                            Peter Oberbeck


                                                     /s/ Leo S. Torresani
                                            ____________________________________
                                            Leo S. Torresani




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